Exhibit 10.21

CONFIDENTIAL
EXECUTION COPY


                       THE NASDAQ STOCK MARKET, INC.

                            EMPLOYMENT AGREEMENT

                                    WITH

                              Hardwick Simmons


               THIS AGREEMENT (the "Agreement") made and entered into as indicated below, by and between The Nasdaq Stock Market, Inc., a corporation created and existing under and by virtue of the laws of the State of Delaware, with its offices at 1735 K Street, N.W., Washington, DC 20006, hereinafter called "Nasdaq" and Hardwick Simmons, hereinafter called "Simmons."

                                WITNESSETH:

               WHEREAS, Nasdaq desires to have the benefits of Simmons' knowledge and experience as its Chief Executive Officer, and Simmons desires such employment with Nasdaq, commencing February 1, 2001 (the "Effective Date").

               NOW, THEREFORE, in consideration of the promises, of the sum of One Dollar ($1.00) by each of the parties in hand to the other paid, and of the mutual covenants set forth below, Nasdaq and Simmons do hereby agree, each with the other, that the following shall constitute the employment agreement covering Simmons:

               1. From and after the Effective Date, until this Agreement expires or is terminated as hereinafter provided, Nasdaq shall employ Simmons as its Chief Executive Officer, and Simmons shall serve as an employee of Nasdaq in such capacity. During the period of his employment hereunder, Simmons shall perform the usual duties to be performed by one holding the offices of Chief Executive Officer, and Simmons shall perform such other management duties and responsibilities reasonably related to such offices as may be assigned to him from time to time by the Board of Directors of Nasdaq (the "Board").

               2. During the Term, Simmons shall devote his full time and best efforts to his duties hereunder during the period of his employment under this Agreement; provided, however, that nothing in this Agreement shall preclude Simmons from (i) engaging in personal activities involving charitable, community, educational, religious, and similar organizations, speaking engagements, and similar activities and (ii) managing his personal investments and affairs, to the extent that such activities are not in any manner inconsistent with or in conflict with the performance of Simmons' duties under this Agreement and (iii) continuing to serve as a member of the Boards of Directors or Boards of Advisors of the entities described on Schedule A hereto. Pursuant to the Nasdaq Code of Conduct, Simmons will be required to: (i) disclose to the Audit Committee the names of the Boards of Directors for which he is currently a member and (ii) obtain prior approval from the Audit Committee for service as a new director of a publicly traded company. Simmons agrees to accept the final Audit Committee decision on the suitability of all present and future directorships as binding.

               3. During the Term (as hereinafter defined), Nasdaq shall pay Simmons for his services hereunder an annual base salary of $750,000 ("Base Salary"), which shall be payable during the year on the same schedule as all other Nasdaq employees. Base Salary shall be reviewed annually by the Management Compensation Committee of the Board (the "Compensation Committee").

                   (a) In addition, Nasdaq shall pay annually Simmons such incentive compensation (hereinafter the "Incentive Compensation") as the Compensation Committee may award in its discretion, with a guarantee of $1,750,000 for the first year of employment. Incentive Compensation for the second and third years of the Agreement shall be no less than 100% of Base Salary as of December 31 of the preceding year. Incentive Compensation shall be pro rated for any employment during any calendar year of less than twelve months (determined by the ratio that the number of days for which Simmons was employed in any calendar year bears to 365). Incentive Compensation for each calendar year shall be paid at the same time as Nasdaq pays Incentive Compensation awards to other executives, but in no case later than March 1 of each calendar year with respect to the prior calendar year, provided, however, that if the Term shall end prior to June 30 of any calendar year, such Incentive Compensation for the calendar year in which the Term ends shall be paid within 60 days of the last day of employment.

               4. This Agreement shall continue in effect for three (3) years from the Effective Date, which period shall hereinafter be referred to as the "Term," subject to earlier termination in one of the following ways:

                   (a) This Agreement shall terminate automatically upon Simmons' death, or upon his being adjudicated incompetent by a court of competent jurisdiction, or upon Simmons' becoming "Permanently Disabled". For purposes of this Agreement, "Permanently Disabled" shall mean the inability of Simmons to perform substantially all of his duties in the manner required hereunder whether by reason of illness or injury or otherwise (whether physical or mental) incapacitating Simmons for a continuous period exceeding 120 days. Such Permanent Disability shall be certified by a physician chosen by Nasdaq and reasonably acceptable to Simmons (if he is then able to exercise sound judgement).

                   (b) Simmons may terminate this Agreement for "Good Reason" as defined in this Section 4(b), upon not less than thirty (30) days written notice to Nasdaq. For purposes of this Agreement "Good Reason" shall mean Nasdaq (i) reducing his position, duties, or authority, (ii) failing to secure the agreement of any successor entity to Nasdaq that Simmons shall continue in this position without reduction in position, duties or authority, or (iii) committing any other material breach of this Agreement which is not remedied by Nasdaq (if capable of remedy) within thirty (30) days after receiving notice thereof from Simmons.

                   (c) Nasdaq may terminate the Agreement for "Cause." Cause shall mean:

                      (1) Simmons' conviction of, or pleading nolo contendere to, a felony;

                      (2) Simmons' conviction of, or pleading nolo contendere to, any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, an embezzlement, or moral turpitude or Nasdaq property;

                      (3) Simmons' gross neglect of his duties hereunder;
         or

                      (4) Simmons' willful misconduct in connection with the performance of his duties hereunder or other material breach by Simmons of this Agreement;

         provided however that Simmons shall not be deemed to have been terminated for Cause unless (i) reasonable notice has been delivered to him setting forth the reasons for Nasdaq's intention to terminate him for Cause, and (ii) a period of thirty (30) days has elapsed since delivery of such notice during which Simmons was afforded an opportunity to cure, if capable of cure, the reasons for the Nasdaq's intention to terminate him for Cause.

               5. (a) The Term of this Agreement may be extended by written agreement of Simmons and Nasdaq.

                   (b) Notwithstanding the foregoing, Simmons shall relinquish his duties or position of Chief Executive Officer of Nasdaq if, his successor being duly appointed, Nasdaq and Simmons mutually determine that such relinquishment may facilitate his successor's transition to such office: however, neither such relinquishment nor Simmons' relinquishment of his duties as Chief Executive Officer of Nasdaq shall be considered a termination of the Term, nor shall such relinquishment be considered Good Reason for purposes of this Agreement, and shall have no effect on Nasdaq's obligation to continue to pay and provide Simmons the compensation and benefits otherwise provided for in this Agreement for the remainder of the Term. Simmons agrees to make himself available for the balance of the Term upon reasonable notice to provide consulting services to Nasdaq on matters relating to the nature and scope of his duties prior to relinquishment of his duties or positions pursuant to this Paragraph 5.

               6. End of the Term.

               Upon expiration of the Term, Simmons shall be entitled to receive a supplemental retirement benefit from Nasdaq equal to the present value of (i) the benefit he would have accrued under the NASD Supplemental Executive Retirement Plan (the "NASD Retirement Plan") during the Term if the full amount of his compensation under Paragraph 3 were taken into account as compensation under the NASD Retirement Plan (if the limitations on benefits otherwise applicable under the NASD Retirement Plan by reason of Section 415 of the Internal Revenue Code were disregarded) and if the vesting provisions of the NASD Retirement Plan were disregarded; less (ii) any vested benefit he actually accrued under the NASD Retirement Plan during the Term. Determination of the present value of such supplemental retirement benefit shall be made using the actuarial assumptions then applicable for determining lump sum distribution under the NASD Retirement Plan (as if such supplemental retirement benefit were paid under the NASD Retirement Plan). Nasdaq shall pay such supplemental retirement benefit to Simmons in a lump sum within fifteen (15) days after the expiration of the Term or at such other time as provided in Paragraph 7 or 8. Except as otherwise provided in Paragraph 7 or 8, Simmons shall not be entitled to receive any supplemental retirement benefit under this Paragraph 6 if his employment with Nasdaq terminates prior to his completion of the Term (without regard to any extension entered into pursuant to Section 4 hereof).

               7. (a) Termination on Account of Death.

               If this Agreement is terminated under Paragraph 4(a) by reason of Simmons' death, Simmons' surviving spouse or Simmons' estate (if there is no surviving spouse) shall be entitled to receive from Nasdaq at such time: (i) his Base Salary through the date of death; (ii) a pro-rata portion of the minimum Incentive Compensation amount described in Paragraph 3(a) through the date of death (determined as set forth in Paragraph 3(a));
(iii) the supplemental retirement benefit described in Paragraph 6 accrued to the date of death (taking into account the provisions of the NASD Retirement Plan applicable to a participant's death but disregarding any portion of the Term following the date of Simmons' death); and (iv) those benefits which Simmons is entitled to receive under the terms of Nasdaq's employee benefit plans and arrangements.

                   (b) Termination on Account of Permanent Disability

                  If this Agreement is terminated under Paragraph 4(a) by reason of Simmons' Permanent Disability, Simmons shall be entitled to receive from Nasdaq at such time: (i) his Base Salary to the date of termination; (ii) a pro-rata portion of the minimum Incentive Compensation amount described in Paragraph 3(a) to the date of termination (determined as set forth in Paragraph 3(a)); (iii) the supplemental retirement benefit described in Paragraph 6 accrued to the date of termination (taking into account the provisions of the NASD Retirement Plan applicable to a participant's Permanent Disability but disregarding any portion of the Term following the date of Simmons' termination); and (iv) those benefits which Simmons is entitled to receive under the terms of Nasdaq's employee benefit plans and arrangements.

               8. (a) Termination by Simmons for Good Reason or by Nasdaq without Cause.

               If this Agreement is terminated by Simmons for Good Reason under Paragraph 4(b), or if this Agreement is terminated by Nasdaq other than on account of Cause, death, or Permanent Disability, Simmons shall be entitled to receive from Nasdaq: (i) his annual Base Salary and the minimum Incentive Compensation amount described in Paragraph 3, expressed as a monthly amount multiplied by the remaining number of full or partial months in the Term; (ii) the supplemental retirement benefit described in Paragraph 6 to which Simmons would have been entitled if he had completed the Term; and (iii) those benefits which Simmons is entitled to receive under the terms of Nasdaq's employee benefit plans and arrangements. Any payments under this paragraph shall be made at the time such payments would otherwise have been made under this Agreement if Simmons had completed the Term.

                   (b) Termination by Simmons other than for Good Reason.

               If this Agreement is terminated by Simmons other than for Good Reason, Simmons shall be entitled to receive from Nasdaq at such time:
(i) his Base Salary to the time of termination; (ii) a pro-rata portion of the minimum Incentive Compensation amount described in Paragraph 3 (determined as set forth in Paragraph 3); and (iii) those benefits which Simmons is entitled to receive under the terms of Nasdaq's employee benefit plans and arrangements.

               9. Termination for Cause.

               If this Agreement is terminated by Nasdaq for Cause pursuant to Paragraph 4(c), Simmons shall be entitled to receive from Nasdaq at such time: (i) his Base Salary through the date of termination; (ii) a pro-rata portion of the minimum Incentive Compensation amount described in Paragraph 3 (determined as set forth in Paragraph 3); and (iii) those benefits which Simmons is entitled to receive under the terms of Nasdaq's employee benefit plans and arrangements.

               10. Extension of the Agreement.

               If Simmons and Nasdaq agree to extend the Term of this Agreement pursuant to Paragraph 4, Simmons shall be entitled to receive, with respect to each additional period of his employment under this Agreement, a supplemental retirement benefit from Nasdaq equal to the present value of: (i) the benefit he would have accrued under the NASD Retirement Plan during such period if the full amount of his compensation under Paragraph 3 were taken into account as compensation under the NASD Retirement Plan, if the limitations on benefits otherwise applicable under the NASD Retirement Plan by reason of Section 415 of the Internal Revenue Code were disregarded, and if the vesting provisions of the NASD Retirement Plan were disregarded; less (ii) any vested benefit he actually accrued under the NASD Retirement Plan during such year. Determination of the present value of such supplemental retirement benefit shall be made using the actuarial assumptions then applicable for determining lump sum distributions under the NASD Retirement Plan (as if such supplemental retirement benefit was paid under the NASD Retirement Plan). Nasdaq shall pay such supplemental retirement benefit to Simmons in a lump sum on the last day of the calendar year in which it was accrued or, in the case of the last year for which he is employed under this Agreement, the date on which his employment under this Agreement terminates.

               11. Stock Options.

                   (a) On the Effective Date, Simmons shall be granted pursuant to the The Nasdaq Stock Market, Inc. Equity Compensation Plan (the "Stock Plan") which has been adopted by the Board and may from time to time be amended, an option to purchase 2,000,000 shares of Nasdaq common stock (subject to applicable adjustments pursuant to Section 4(b) of the Stock
Plan), with a term of 10 years from the date of grant and an option exercise price equal to the fair market value of Nasdaq common stock on the date of grant. Fair market value shall be determined under the terms of the Stock Plan. Subject to Simmons continued employment with Nasdaq, such option shall become exercisable (vest) with respect to one-third (1/3) of the shares underlying the option on each of the first, second, and third anniversaries of the date of grant. Notwithstanding the foregoing, upon a Change in Control (as defined in the Stock Plan) the terms set forth in the Stock Plan shall apply to such option. Such option shall be subject to all the terms and conditions of the Stock Plan, including, without limitation, any repurchase rights.

                   Upon any termination of Simmons' employment hereunder prior to the end of the Term by Simmons for Good Reason or by Nasdaq without Cause (and not on account of death or Permanent Disability), such option to the extent not then vested shall fully vest and shall remain exercisable through the expiration of its term.

                   In the event that Simmons is terminated on account of his death or Permanent Disability, such option to the extent vested shall remain exercisable for a period of 365 days following such termination.

                   In the event that Simmons is terminated on account of Cause, such option shall immediately expire upon such termination without further consideration to Simmons.

                   In the event that Simmons' employment hereunder is terminated by Simmons other than for Good Reason or death prior to the end of the Term, such option to the extent vested shall expire ninety (90) days following such termination of employment by Simmons.

                   In the event that the Term shall end and shall not be renewed pursuant to Paragraphs 4 and 10, such option shall continue through the expiration of its term.

               12. In connection with his employment under this Agreement, and to ensure his personal safety, Nasdaq shall reimburse Simmons for the cost of installing a home security system in his permanent residence (if recommended by an independent security study); and provided that such reimbursement shall not exceed $10,000.

               13. Upon presentation of appropriate receipts or vouchers in a manner consistent with the expense substantiation policy of Nasdaq generally applicable to its executive officers and in accordance with the provisions of such policy regarding the timing and amount of expense reimbursements, Nasdaq shall reimburse Simmons and his spouse for reasonable business-related expenses incurred in connection with his performance of services under this Agreement and in the interest of Nasdaq's business, including, but not limited to, expenses for such items as entertainment, travel, hotels, meals, dues, admission fees, and house charges of various clubs in New York City, as well as for the travel, hotel, and meals of his spouse on those occasions (including meetings of the Board) when the proper representation of Nasdaq makes it advisable for his spouse to accompany him. In the case of dues and initiation and other fees for private clubs, the amount of reimbursements under this Paragraph shall not exceed $20,000 for any year.

               14. Nasdaq shall reimburse Simmons for the annual expense he incurs for personal financial and tax counseling, provided that the amount of such reimbursement for any year shall not exceed $20,000.

               15. Nasdaq shall provide Simmons with the use of an automobile and, to ensure his personal safety, a driver trained in personal security (if recommended by an independent security study) with respect to Simmons' performance of services under this Agreement in New York City.

               16. The reimbursements and benefits provided under paragraphs 11 through 16 shall include such amounts as may be necessary for Simmons to pay any taxes imposed with respect to such reimbursements or benefits (which amounts shall be paid to Simmons by January 31 of the calendar year following the year following the year in which the expenses were incurred).

               17. Nasdaq shall provide Simmons any health, life, or other disability insurance, pension, retirement, savings, or any other benefit plan or arrangement now or hereafter maintained by Nasdaq for its senior executives generally, and Simmons' participation therein shall be in accordance with the provisions thereof generally applicable to such executives. Simmons shall receive at least four (4) weeks of paid vacation per annum.

               18. Upon presentation of an invoice, Nasdaq shall reimburse Simmons for any legal fees and expenses incurred in the negotiation of this Agreement, provided that the amount of such reimbursement shall not exceed $20,000.

               19. It is understood and agreed that this Agreement shall be binding upon Nasdaq and Simmons and upon the successors or assigns of Nasdaq, and shall inure to the benefit of the heirs, executors and administrators of Simmons.

               20. This Agreement shall not be assigned by either Simmons or Nasdaq except that Nasdaq shall have the right to assign its rights hereunder to any successor in interest of Nasdaq, provided that such successor assumes, in writing, all obligations of Nasdaq hereunder. If assigned to any successor of Nasdaq, all references to Nasdaq shall be read to refer to such successor.

               21. Except as otherwise expressly provided, this Agreement embodies the entire understanding between Simmons and Nasdaq with respect to the matter covered herein.

               22. In case any one of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               23. This Agreement may be executed in any number of counterparts, each which shall be deemed an original, and all of which shall constitute one and, the same Agreement.

               24. The exclusive procedure for resolution of any dispute under this Agreement shall be by arbitration in the District of Columbia or New York City in accordance with the rules then in effect of the American Arbitration Association (the "AAA"). In the event of any dispute between Simmons and Nasdaq under this Agreement, which is wholly, or partly resolved in Simmons's favor, Nasdaq shall reimburse Simmons for reasonable legal fees and expenses incurred in connection with such dispute.

               25. It is understood and agreed that any notice to either party shall be in writing and shall be sufficiently given if sent to such party by registered or certified mail, postage prepaid, at the residence or business address of such party set forth above. Either party hereto may change the address to which notices shall be sent by written notice of such new or changed address given to the other party hereto.

               26. It is understood and agreed that this Agreement may be amended by mutual consent of the parties hereto which must be evidences by a document executed with the same formality as the Agreement.


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                                 CONCLUSION

               IN WITNESS WHEREOF, the corporate party hereto has caused the Agreement to be duly executed and delivered on the date indicated below, and the individual party hereto has executed and delivered this Agreement on the date indicated below, effective for all purposes as of _______________, 2000.


                              The Nasdaq Stock Market, Inc.



Date: _______                 By:__________________________
                                   Chairman of the Board


Date: _______                 By:__________________________
                              Chairman of the NASD Management
                              Compensation Committee



Date: _______                 By:__________________________
                                    Hardwick Simmons



                                 SCHEDULE A


Boards of Directors:



Advisory Boards:





                            AMENDMENT ONE TO THE
                            EMPLOYMENT AGREEMENT


               This Amendment is hereby entered into by and between The Nasdaq Stock Market, Inc. ("Nasdaq") and Hardwick Simmons ("Simmons") effective as of February 1, 2001.


                                 WITNESSETH

               WHEREAS, Nasdaq and Simmons have entered into on December 7, 2000 a certain employment agreement, to be effective as of February 1, 2001 (the "Employment Agreement"), providing for Simmons' employment with Nasdaq; and

               WHEREAS, Nasdaq and Simmons desire to amend the Employment Agreement.

               NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

               1. Paragraph 11 of the Employment Agreement is hereby amended to read in its entirety as follows:

               (a) (i) On the Effective Date, Simmons shall be granted pursuant to the Nasdaq Stock Market, Inc. Equity Compensation Plan (the "Stock Plan") which has been adopted by the Board and may from time to time be amended, an option to purchase 1,000,000 shares of Nasdaq common stock (subject to applicable adjustments pursuant to Section 4(b) of the Stock
Plan), with a term of ten (10) years from the date of grant and an option exercise price equal to the fair market value of Nasdaq common stock on the date of grant. Fair market value shall be determined under the terms of the Stock Plan. Subject to Simmons' continued employment with Nasdaq, such option shall become exercisable (vest) with respect to one-third (1/3) of the shares underlying such option on each of the first, second, and third anniversaries of the Effective Date.

                   (ii) Subject to Simmons' continued employment with Nasdaq, on the first anniversary of the Effective Date, Simmons shall be granted, pursuant to the Stock Plan, an option to purchase 1,000,000 shares of Nasdaq common stock (subject to applicable adjustments pursuant to Section 4(b) of the Stock
         Plan), with a term of ten (10) years from the date of grant and an option exercise price equal to the fair market value of Nasdaq common stock on the date of grant. Fair market value shall be determined under the terms of the Stock Plan. Subject to Simmons' continued employment with Nasdaq, such option shall become exercisable (vest) with respect to one-third (1/3) of the shares underlying such option on the date of grant and on each of the first and second anniversaries of the date of grant.

               (b) Notwithstanding the foregoing upon a Change in Control (as defined in the Stock Plan) the terms set forth in the Stock Plan shall apply to the options granted pursuant to both Paragraphs 1 (a)(i) and 1
(a)(ii) hereof (collectively hereinafter the "Option"). The Option shall be subject to the following terms in addition to all the terms and conditions set forth in the Stock Plan, including without limitation, any repurchase rights:

                   (i) Upon any termination of Simmons' employment hereunder prior to the end of the Term by Simmons for Good Reason or by Nasdaq without Cause (and not on account of death or Permanent Disability), the Option to the extent not then vested shall fully vest and shall remain exercisable through the expiration of its term.

                   (ii) In the event that Simmons is terminated on account of his death or Permanent Disability, the Option to the extent vested shall remain exercisable for a period of 365 days following such termination.

                   (iii) In the event that Simmons is terminated on account of Cause, the Option shall immediately expire upon such termination without further consideration to Simmons.

                   (iv) In the event that Simmons' employment hereunder is terminated by Simmons other than for Good Reason prior to the end of the Term, the Option to the extent vested shall expire ninety (90) days following such termination of employment by Simmons.

                   (v) In the event that the Term shall end and shall not be renewed pursuant to Paragraphs 4 and 10, the Option shall continue through the expiration of its term.

               2. Except as specially set forth above, all other provisions of the Employment Agreement shall remain unchanged and in full force effect.


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               IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of January 31, 2001.


                                    By: /s/ Hardwick Simmons
                                        _____________________________
                                            Hardwick Simmons


                                    THE NASDAQ STOCK MARKET, INC.


                                    By: /s/ Frank Zarb
                                        _____________________________
                                            Frank Zarb


                                       /s/ Todd A. Robinson
                                       ______________________________
                                            Todd A. Robinson
                                            Chairman, Management Compensation